Exhibit 99.1
                                                                    ------------


August 7, 2006




Dear Shareholder:

The second quarter of 2006 was an excellent quarter for The National Bank of Indianapolis Corporation. We are pleased to report that total assets at your Corporation were $950 million at June 30, 2006. Although this amount is less than last year's figure of $999 million, last year's amount was benefited by $72 million of temporary deposits made in connection with the settlement of an estate.

Also in the second quarter of 2006, your Corporation earned $1,870,000 or $0.78 per fully diluted share compared to $1,488,000 or $0.62 per fully diluted share in the second quarter of 2005. Net income in the second quarter of 2006 was up 26% over last year's second quarter. For the first six months of this year, net income grew to $3,401,000 or $1.42 per fully diluted share - up 16% over last year. We are pleased to report that book value per share at June 30 equaled $23.95 - a record for your Corporation.

Our second quarter performance was aided by the continued growth of our loan portfolio. Loans exceeded $711 million, for a growth of $36 million or 5% over last year. In light of this loan growth, we believe that loan quality remains adequate. During the first six months of 2006, the Bank had charge-offs of only $352,000 compared to recoveries of $446,000, for a net recovery of $94,000. Our reserve for loan losses at June 30 stood at $9,076,000.

Fee income was another important aspect of our second quarter results. For the second quarter of 2006, the Bank generated fees in excess of $2,102,000 - up 20% over last year. The Wealth Management Division provided increasing contributions to total fee income. At June 30, assets under administration in our Wealth Management Division increased $171 million from June 2005 and totaled $992 million - a new high.

We are pleased to report that at our annual meeting held on June 15, 2006, Kathryn G. Betley, David R. Frick, Philip B. Roby, and John T. Thompson were re-elected as Directors of the Corporation for three-year terms. We continue to enjoy the benefits of an active Board of Directors. It is with deep regret that we announce that James M. Cornelius has resigned from the Board of Directors of the Corporation and the Bank in conjunction with his retirement. Jim served as a director of the Corporation and the Bank since their formation in 1993, and we have prospered greatly from his sound counsel, advice and guidance.

Turning to our banking offices, we believe that the new Greenwood office is off to a good start. We have hired a veteran bank manager with many years of experience in the Greenwood marketplace to lead this office. We expect that our talented staff, aggressive marketing campaign, and location will make this another strong banking center for us.

The previously announced Stock Repurchase Program is still underway. Since inception, over 172,000 shares have been repurchased. The Stock Repurchase Plan is scheduled to expire on December 31, 2008, subject to earlier termination by the Board if additional purchases are not considered to be in the best interest of the Corporation or if the cost of the repurchase program reaches $10.2 million. Should you have an interest in the Stock Repurchase Program, please contact Morrie Maurer at 261-9600.

In summary, we believe that The National Bank of Indianapolis Corporation had an excellent first six months of 2006 in terms of asset size, loans, fee income, net charge offs and earnings per share. As always, we appreciate the numerous referrals of our shareholders and the dedication of our employees.

Sincerely,


/s/ Michael S. Maurer   /s/ Morris L. Maurer       /s/ Philip B. Roby

Michael S. Maurer       Morris L. Maurer           Philip B. Roby
Chairman                President and              Executive Vice President and
                        Chief Executive Officer    Chief Operating Officer








                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                                          SECOND QUARTER 2006 HIGHLIGHTS

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                                        Selected Balance Sheet Information
-------------------------------------------------------------------------------------------------------------------
                                              June 30, 2006     June 30, 2005                        Dec. 31, 2005
(in thousands)                                   (unaudited)       (unaudited)                            (audited)
-------------------------------------------------------------------------------------------------------------------
Total Assets                                       $949,967          $999,702                             $928,462
Loans                                               711,907           675,760                              684,488
Reserve for Loan Losses                              (9,076)           (7,149)                              (8,346)
Investment Securities                               150,200           140,331                              153,735
Total Deposits                                      800,845           836,268                              774,316
Shareholders'  Equity                                55,146            49,002                               51,583
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                      Selected Income Statement Information
-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
(in thousands)                                         2006              2005               2006              2005
-------------------------------------------------------------------------------------------------------------------
Net Interest Income                                  $7,955            $7,274            $15,566           $14,286
Provision for Loan Losses                               225               495                636               920
Non-Interest Income                                   2,103             1,739              3,991             3,489
Non-Interest Expense                                  7,018             6,062             13,803            12,106
Pretax Income                                         2,814             2,456              5,118             4,749
Net Income                                            1,870             1,488              3,401             2,917
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                          Selected Per Share Information
-------------------------------------------------------------------------------------------------------------------
                                                  Three Months Ended                    Six Months Ended
                                                       June 30,                             June 30,
-------------------------------------------------------------------------------------------------------------------
                                                       2006              2005               2006              2005
-------------------------------------------------------------------------------------------------------------------
Basic Earnings per share                              $0.81             $0.65              $1.48             $1.27
Diluted Earnings per share                            $0.78             $0.62              $1.42             $1.22
Book Value per Share                                 $23.95            $20.91             $23.95            $20.91
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